Exhibit 10.2

NOTE

$400,000	October 9, 2007

FOR VALUE RECEIVED and intending to be legally bound, the undersigned, POINT THERAPEUTICS, INC., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States of America, to the order of DARA BIOSCIENCES, INC. (“Lender”), at 4505 Falls of the Neuse Road, Raleigh, North Carolina 27609, the maximum aggregate principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000) or such lesser sum which represents the principal balance outstanding under the Loan established pursuant to the provisions of that certain Loan and Security Agreement dated as of even date herewith, between Borrower and Lender (as it may hereafter be amended, modified, restated or replaced from time to time, the “Loan Agreement”). The outstanding principal balance hereunder shall be payable in accordance with the terms of the Loan Agreement. The actual amount due and owing from time to time hereunder shall be evidenced by Lender’s records of receipts and disbursements with respect to the Loan, which shall, in the absence of manifest error, be conclusive evidence of the amount. All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rate set forth in the Loan Agreement. Interest shall be calculated on the basis of a year of 360 days but charged for the actual number of days elapsed, and shall be due and payable as set forth in the Loan Agreement.

This Note is that certain Note referred to in the Loan Agreement.

If an Event of Default occurs and is continuing under the Loan Agreement, the unpaid principal balance of this Note along with all accrued and unpaid interest and unpaid Expenses shall become, or may be declared, immediately due and payable as provided in the Loan Agreement. The obligations evidenced by this Note are secured by the Collateral.

This Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note.

THIS NOTE, AND ALL RELATED AGREEMENTS AND DOCUMENTS, AND ALL MATTERS RELATED HERETO OR ARISING HEREUNDER (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE. The provisions of this Note are to be deemed severable and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions of this Note which shall continue in full force and effect. No modification hereof shall be binding or enforceable against Lender unless approved in writing by Lender.

Borrower (and Lender by its acceptance hereof) each hereby waives any and all rights it may have to a jury trial in connection with any litigation arising with respect to rights and obligations of the parties hereto or under the Loan Documents or with respect to any claims arising out of any discussions, negotiations or communications involving or related to any proposed renewal, extension, amendment, modification, restructure, forbearance, workout, or enforcement of the transactions contemplated by the Loan Documents.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Note the day and year first written above.

POINT THERAPEUTICS, INC.

By:	/s/ Donald R. Kiepert, Jr.
Name:	Donald R. Kiepert, Jr.
Title:	President

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